Exhibit 10.12

SECOND AMENDMENT SUBORDINATION AGREEMENT

This SECOND AMENDMENT SUBORDINATION AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered into as of August 19, 2024, by and among FLUENT, INC., a Delaware corporation (“Parent”), [________], [an individual] [a trust organized under the Laws of the State of Florida] (“Subordinated Creditor”), and CRYSTAL FINANCIAL LLC d/b/a SLR CREDIT SOLUTIONS, as administrative agent for and on behalf of the Lenders, as hereinafter defined (“Administrative Agent”).

WHEREAS, Parent is indebted to the Subordinated Creditor pursuant to a Convertible Subordinated Promissory Note dated August 19, 2024 in the original principal amount of [_________] ($[______]) (the “Second Amendment Subordinated Note”);

WHEREAS, the Administrative Agent and the Lenders (as hereinafter defined) have provided financial accommodations to Parent pursuant to the Credit Agreement by and among Parent, Fluent, LLC, a Delaware limited liability company (“Borrower”), the other credit parties party thereto, the lenders from time to time party thereto (collectively, together with their respective successors and assigns, the “Lenders” and, individually, each a “Lender”) and the Administrative Agent, dated as of April 2, 2024, (as amended by that certain First Amendment to the Credit Agreement, dated as of May 15, 2024, as further amended by that certain Second Amendment to the Credit Agreement, dated as of August 19, 2024 and as the same may from time to time be further amended, restated or otherwise modified or replaced, the “Credit Agreement”); and

WHEREAS, in order to continue to induce the Administrative Agent and the Lenders to provide the financial accommodations established pursuant to the Credit Agreement, the Subordinated Creditor desires to and does hereby subordinate, in accordance with the provisions of this Agreement, the indebtedness and other obligations evidenced by the Second Amendment Subordinated Note, to any and all indebtedness now or hereafter owing by Parent to the Administrative Agent and the Lenders in accordance with the provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows;

1.    Definitions.

(a)    As used herein, the following terms shall have the following meanings:

“Discharge of Senior Indebtedness” means the indefeasible payment in full in cash of all Senior Indebtedness (other than contingent indemnification obligations for which no claim has then been asserted) and the termination of the Aggregate Commitments thereunder.

“Senior Indebtedness” means, collectively, all Obligations, including, without limitation, all indebtedness and other obligations of Parent and any of its subsidiaries to the Administrative Agent and the Lenders, or any affiliate thereof, pursuant to the Credit Agreement and the other Loan Documents, in each case, whether owing by only Parent or by Parent with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, or statute or other operation of law, whether incurred directly to the Administrative Agent or a Lender (or any affiliate thereof) or acquired by the Administrative Agent or such Lender (or any affiliate thereof) by purchase, pledge or otherwise and whether participated to or from the Administrative Agent or such Lender (or any affiliate thereof) in whole or in part.

1 NTD: To be executed by each Subordinated Lender.

“Subordinated Indebtedness” means, collectively, all indebtedness and other obligations evidenced by the Second Amendment Subordinated Note and any other indebtedness or other obligations now owing, or that hereafter may become owing, from Parent or any of its subsidiaries to the Subordinated Creditor, howsoever such indebtedness may be hereafter created, extended, renewed or evidenced.

(b)    Any term used in this Agreement and not defined in this Agreement has the meaning set forth in the Credit Agreement.

2.    Subordination of Subordinated Payments. The Subordinated Indebtedness shall at all times and in all respects be subordinate and junior in right of payment to all Senior Indebtedness.

3.    Restrictions on Subordinated Payments and Enforcement. Until the Discharge of Senior Indebtedness, no payments of principal or interest, or any other amount payable in connection therewith, shall be made on or with respect to the Subordinated Indebtedness (other than as permitted by Section 7.04(b) of the Credit Agreement). In addition, until the Discharge of Senior Indebtedness, the Subordinated Indebtedness shall be subject to the following restrictions:

(a)    The Subordinated Creditor shall not ask for, demand, sue for, accept or receive payment from Parent or any other person or entity, by set-off or in any other manner, either in whole or in part, on or with respect to, the Subordinated Indebtedness, or any security therefor (in each case, except to the extent permitted by the Credit Agreement);

(b)    In the event of (i) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Parent or the proceeds thereof, to creditors of Parent by reason of the liquidation, dissolution or other winding up of Parent’s business, or (ii) any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Parent for any relief under any bankruptcy or insolvency laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, the Subordinated Creditor covenants that any payment or distribution of any kind or character, either in cash, securities or other property that shall be paid or delivered, or payable or deliverable, upon or with respect to the Subordinated Indebtedness immediately shall be paid or delivered directly to the Administrative Agent for application on the Senior Indebtedness, whether or not due, until the Senior Indebtedness first shall have been fully paid and satisfied in cash;

(c)    So long as any portion of the Senior Indebtedness remains outstanding, the Subordinated Creditor shall not enforce any judgment that it might obtain with respect to the Subordinated Indebtedness (including, without limitation, execution, attachment or foreclosure of judgment liens against any assets of Parent or any affiliate of Parent or any other person or entity), regardless of whether Parent is in default of any of its obligations to the Subordinated Creditor under the Subordinated Indebtedness; and

(d)    The Subordinated Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Indebtedness or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinated Creditor will not enforce the Subordinated Indebtedness or any part thereof or take any action to foreclose or realize upon the Subordinated Indebtedness or any part thereof or enforce any of the Second Amendment Subordinated Note except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Discharge of Senior Indebtedness, the Subordinated Creditor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Parent or any guarantor or provider of collateral security for the Senior Indebtedness. The Subordinated Creditor further waives any and all rights with respect to marshalling.

4.    No Liens. The Subordinated Indebtedness is and shall remain unsecured. In the event that, notwithstanding the preceding sentence, the Subordinated Creditor ever acquires a lien on or security interest in any assets of the Parent or any other person or entity, then the Senior Indebtedness, the Credit Agreement and the other Loan Documents and any and all other documents and instruments evidencing or creating the Senior Indebtedness and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Indebtedness or any part thereof shall be senior to the Subordinated Indebtedness and all of the Second Amendment Subordinated Note irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

5.    Appointment of Power of Attorney. The Subordinated Creditor hereby irrevocably authorizes, appoints, and empowers the Administrative Agent, on behalf of the Lenders to (if the Subordinated Creditor refuses to do so within two business days after request of the Administrative Agent) demand, sue for, collect, and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in the Administrative Agent’s own name or in the name of and as attorney-in-fact for the Subordinated Creditor, as the Administrative Agent may deem necessary or advisable for the enforcement of this Agreement; and the Subordinated Creditor shall execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as may be requested by the Administrative Agent to enable the Administrative Agent to enforce any and all claims upon or with respect to the Subordinated Indebtedness and any security therefor and to collect and receive all payments or distributions that may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

6.    Delivery of Payment to Administrative Agent. If any payment, distribution, security or proceeds thereof is received by the Subordinated Creditor upon or with respect to the Subordinated Indebtedness prior to the Discharge of Senior Indebtedness (other than any such payment or distribution that is permitted by the Credit Agreement), the Subordinated Creditor shall receive and hold such payment, distribution, security or proceeds in trust for the Administrative Agent and the Lenders and immediately shall deliver the same to the Administrative Agent, for the benefit of the Lenders in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary), for application to the Senior Indebtedness, whether or not due, and until so delivered the same shall be held in trust by the Subordinated Creditor as property of the Administrative Agent, for the benefit of the Lenders. In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, the Administrative Agent, or any of its officers or employees, hereby irrevocably is constituted and appointed attorney-in-fact of the Subordinated Creditor with full power to make the same.

7.    Assignment of Claims. The Subordinated Creditor shall not assign or transfer any claim, or suffer or permit the creation or attachment of any lien, claim, encumbrance, hypothecation or pledge upon any claim, that the Subordinated Creditor has or may have against Parent or with respect to the Subordinated Indebtedness while any portion of the Senior Indebtedness remains unpaid, unless such assignment or transfer is made (a) expressly subject to this Agreement, and (b) upon obtaining the Administrative Agent’s prior written consent to such an assignment or transfer.

8.    No Challenge to Senior Indebtedness or Liens. The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Indebtedness, the Credit Agreement, any other Loan Document or any security or other document executed in connection therewith, or in connection with any Refinancing, as hereinafter defined, or the liens and security interests of the Administrative Agent, for the benefit of the Lenders, or any Refinancing Party, as hereinafter defined, in the collateral securing the Senior Indebtedness.

9.    Proceedings and Distributions.

(a)    For the purposes of this Section 9, the following terms shall have the following meanings:

(i)    “Proceeding” means any assignment by Parent for the benefit of creditors, or any filing of a voluntary petition by or involuntary petition against Parent pursuant to any chapter of the federal bankruptcy code, or any institution of a voluntary proceeding by or involuntary proceeding against Parent under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of Parent or of all or a substantial part of its assets, or any liquidation or dissolution of Parent, or any other marshaling of the assets and liabilities of Parent; and

(ii)    “Distributions” means, collectively, all cash securities and other properties payable or otherwise distributable on or in respect of the Subordinated Indebtedness in any Proceeding;

(b)    In any Proceeding, the Administrative Agent shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Indebtedness and to vote and otherwise enforce and use the same in such manner as the Administrative Agent shall deem advisable; provided that, if the Administrative Agent fails to file such proof of claim on or before the fifth day next preceding the last day permitted for such filing, the Subordinated Creditor shall give the Administrative Agent written notice of such failure and thereupon file a proof of claim, based on the Subordinated Indebtedness and giving effect to this Agreement. In each such Proceeding, the Subordinated Creditor shall, at no cost or expense to the Administrative Agent, furnish such witnesses and such supporting records and other data, execute and deliver such writings, and make and do all such other and further acts and things as the Administrative Agent may request; and

(c)    The Administrative Agent shall be entitled to receive Distributions in respect of the Subordinated Indebtedness until the Discharge of Senior Indebtedness (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding). All Distributions (other than cash and bearer instruments) shall be issued in the Administrative Agent’s name, and all Distributions, whatever the form thereof, shall be delivered directly to the Administrative Agent. No one delivering any Distributions to the Administrative Agent shall have any responsibility to follow the Administrative Agent’s application thereof. If, for any reason, the Subordinated Creditor shall receive any payment of or security for or Distribution in respect of the Subordinated Indebtedness, or any part thereof, before the Discharge of Senior Indebtedness (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding), the Subordinated Creditor shall receive the same in trust and shall deliver the same, in the form received, directly to the Administrative Agent. The Subordinated Creditor shall execute and deliver such endorsements, assignments, transfer powers and other writings in respect of the foregoing as the Administrative Agent may from time to time demand, and the Administrative Agent shall have the right to execute and deliver the same for and on behalf of the Subordinated Creditor and in the name of the Subordinated Creditor whenever the Subordinated Creditor omits doing so.

10.    Legend. The Second Amendment Subordinated Note, and any other instrument evidencing any of the Subordinated Indebtedness, or any portion thereof, shall bear the following legend on the first page thereof: “THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE INDEBTEDNESS OF THE COMPANY (OR ANY SUCCESSOR THERETO) TO CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS, AS ADMINISTRATIVE AGENT, AND ITS SUCCESSORS AND ASSIGNS, PURSUANT TO THE TERMS OF A SECOND AMENDMENT SUBORDINATION AGREEMENT DATED AS OF AUGUST 19, 2024, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).”

11.    Representation of the Subordinated Creditor; Amendment of the Second Amendment Subordinated Note. The Subordinated Creditor represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, the entire indebtedness of Parent to the Subordinated Creditor is evidenced by the Second Amendment Subordinated Note. Copies of all of the Second Amendment Subordinated Note have been delivered to the Administrative Agent a copy of which is attached hereto as Exhibit A. The Second Amendment Subordinated Note and any related documents may not be amended or modified in any manner that adversely affects the rights or interests of the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent.

12.    Additional Agreements with Administrative Agent and the Lenders. At any time, and from time to time, the Administrative Agent and the Lenders may enter into any agreements with Parent as the Administrative Agent and the Lenders may deem proper, including, without limitation, extending the time of payment or renewing, increasing the amount, or otherwise altering the terms of the Senior Indebtedness, the Credit Agreement, any other Loan Documents or any document executed in connection therewith or affecting the security or guaranties, if any, underlying any or all of such obligations, or may exchange, sell, or surrender or otherwise deal with any such security or guaranties without notice to the Subordinated Creditor, and without in any way impairing or affecting this Agreement thereby.

13.    Reliance by Administrative Agent on the Subordinated Creditor. The Subordinated Creditor hereby consents and covenants that all obligations and liabilities of Parent to the Administrative Agent and the Lenders shall be deemed to have been made or incurred, in part, in reliance upon this Agreement

14.    Modifications. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Administrative Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

15.    Waiver of Notice and Successors and Assigns. The Subordinated Creditor hereby waives (a) notice of acceptance of this Agreement; (b) notice of the existence, creation, extension, refunding, refinancing or non-payment of all or any of the Senior Indebtedness; (c) all diligence in collection or protection of or realization upon the Senior Indebtedness, or any part thereof or any security therefor; and (d) notice of the release, waiver or cancellation of any obligors or guarantors of all or any portion of the Senior Indebtedness or any security therefor. This Agreement shall be immediately binding upon Parent and the Subordinated Creditor, and its successors, heirs, executors, administrators and assigns, and the subordination described herein shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and assigns.

16.    Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Laws §5-1401 and §5-1402). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17.    Entire Agreement. This Agreement represents the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

18.    Non-waiver of Payments. In the event that the Subordinated Creditor is required to pay to Administrative Agent, for the benefit of the Lenders, any funds or other property that the Subordinated Creditor receives in respect of the Subordinated Indebtedness, the Administrative Agent and Parent acknowledge that the Subordinated Creditor shall not have waived the rights of the Subordinated Creditor to payment in full under the Second Amendment Subordinated Note, subject, however, to the terms of this Agreement.

19.    Refinancing of Senior Indebtedness. The Administrative Agent and the Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Senior Indebtedness or any interest therein or permit another person or entity (a “Refinancing Party”) to extend credit to Borrower to enable Borrower to repay all or a portion of the Senior Indebtedness (a “Refinancing”), and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment, transfer or Refinancing, such indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee, transferee or Refinancing Party of any of the Senior Indebtedness or of any interest therein, including, without limitation, any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Indebtedness, be entitled to the rights and benefits of this Agreement to the same extent as if such assignee, transferee or Refinancing Party were the Administrative Agent or a Lender, and have the same irrevocable powers of attorney granted hereunder to the Administrative Agent. On and after the date of the Refinancing, (a) such Refinancing Party shall be deemed to be Administrative Agent hereunder, (b) references to the Senior Indebtedness shall be deemed to be the obligations owing to the Refinancing Party, and (c) references to the loan documents of the Administrative Agent shall be deemed to refer to the loan documents of the Refinancing Party. In connection with any Refinancing, Subordinated Creditor agrees, promptly upon request of the Refinancing Party, to correct any material defect or error that may be discovered in this Agreement, such that the Refinancing Party fails to obtain the full benefits intended by this Agreement.

20.    Termination. The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until the earlier to occur of (x) the indefeasible payment in full in cash of the Subordinated Indebtedness or (y) the Discharge of Senior Indebtedness, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Parent. To the extent that the Parent or any other person or entity makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Creditor has received any payments with respect to the Subordinated Indebtedness subsequent to the date of the Administrative Agent’s or any Lender initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Administrative Agent and the Lenders, and the Subordinated Creditor hereby agrees to pay to the Administrative Agent, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary fully to restore to the Administrative Agent and the Lenders the amount of such Voided Payment. Upon the earlier to occur of (x) the indefeasible payment in full in cash of the Subordinated Indebtedness or (y) the Discharge of Senior Indebtedness, this Agreement will automatically terminate without any additional action by any party hereto.

21.    Counterparts. This Agreement may be executed in any number of counterparts, by different parties hereto in different counterparts and by telecopy or other electronic signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, and all of which taken together shall constitute but one and the same Agreement.

22.    Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Parent, the Administrative Agent or the Subordinated Creditor, mailed, delivered or sent by facsimile to Parent, the Administrative Agent or the Subordinated Creditor, as the case may be, addressed to the address specified on the signature page of this Agreement. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

23.    Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder will be brought in the courts of the State of New York sitting in New York County, or of the United States of America for the Southern District of New York, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

24.    JURY TRIAL WAIVER. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE SUBORDINATED CREDITOR, PARENT, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

Address: [______________]		FLUENT, INC.

Attention: [_________]	By:
Name:
Title:

Address: Two International Place, 17th Floor Boston, MA 02110 Attention: Rebecca Tarby		CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS

By:
Name
Title:

Address for Subordinated Creditor:	By:
[____________], [in his individual capacity]

Signature Page to

Second Amendment Subordination Agreement